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Meredith J. Ching	Suzy P. Hollinger
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mching@abinc.com	shollinger@abinc.com

FOR RELEASE:
5:00 P.M. EASTERN STANDARD TIME
Thursday, December 1, 2011

ALEXANDER & BALDWIN ANNOUNCES PLAN TO SEPARATE INTO
TWO PUBLICLY TRADED COMPANIES

Will Create Two Hawaii-Based Companies
-Alexander & Baldwin, Inc. Focused on Real Estate and Agriculture
-Matson Focused on Transportation and Logistics

Honolulu (December 1, 2011) – Alexander & Baldwin, Inc. (NYSE:ALEX) (“Alexander & Baldwin” or “Company”) today announced that its Board of Directors has unanimously approved a plan to pursue the separation of the Company to create two independent, publicly traded companies:

•	A premier Hawaii-based land company (“A&B”) with interests in real estate development, commercial real estate and agriculture, which will retain the Alexander & Baldwin, Inc. name; and

•
Matson, a market-leading ocean transportation company serving the U.S. West Coast, Hawaii, Guam, Micronesia and China, and a top ten domestic logistics company. Matson became a wholly-owned subsidiary of Alexander & Baldwin in 1969.

Under the plan, Alexander & Baldwin shareholders will own, upon the completion of a tax-free separation, one share of both A&B and Matson stock for each share of Company stock owned. The separation is expected to be completed in the second half of 2012.

“Over the past decade, Alexander & Baldwin’s Board of Directors and management have periodically conducted strategic reviews, including an evaluation of the merits of separating into two companies. After thorough evaluation, we have concluded that the increased size, capabilities and financial strength of both our land and transportation businesses now enable these operations to independently execute their strategies to maximize shareholder value,” said Walter A. Dods, Alexander & Baldwin Chairman.

“This separation will create two financially strong public companies, each with more than one billion dollars in assets, a thousand employees, strong balance sheets and cash flow to fund future growth,” continued Dods. “The strength of our combined businesses has historically served us well. However, we have reached the point in the growth and development of each of our businesses where they can better achieve their full potential by operating as separate companies.”

“We expect that both A&B and Matson will continue to serve Hawaii’s needs for generations to come,” said Stanley M. Kuriyama, Alexander & Baldwin President and Chief Executive Officer. “The planned separation does not involve the sale of either business. Both companies will be incorporated and based in Hawaii, and will be among the largest companies in the State. There will be no interruption in operations or service to our communities, and importantly, our customers, vendors, government officials and the general public will not experience any changes in the way we do business or the people they do business with. In addition, because our land and transportation businesses already perform nearly all of their day-to-day functions independently, there will be very little change to each business’ organizational structure. While we expect some shift in our workforce between the two companies, there will be no net job loss as a result of the separation.”

Background & Strategic Rationale

Alexander & Baldwin has grown substantially over the past decade. Its commercial real estate portfolio has increased by almost 50 percent to its present size of 7.9 million square feet, comprising 44 properties located in Hawaii and eight Mainland states. This portfolio of high-quality commercial properties generates a significant and stable source of cash flow for the Company, and is an important source of capital for Alexander & Baldwin’s real estate investment and development activity.

Over this same time period, Alexander & Baldwin has expanded and diversified its pipeline of development projects and broadened its development capabilities. Since 2000, the Company has invested approximately $800 million in development projects—including three high-rise condominiums in urban Honolulu and premier resort destination communities in Hawaii, such as the Wailea Resort on Maui and Kukui’ula on Kauai—and an additional $850 million in the acquisition of Hawaii and Mainland commercial properties, mainly through property exchanges. In addition, the operating performance of the Company’s Agribusiness segment, which includes the 36,000-acre HC&S sugar plantation on Maui, has improved significantly and returned to profitability.

Also during the past decade, Matson has successfully expanded beyond its core Hawaii and Guam services to China, where it operates a premium expedited service from Shanghai to Long Beach. Alexander & Baldwin has modernized the Matson fleet with four new container ships, providing one of the most reliable and efficient container services in the world. During this same period, the Company also expanded its logistics business, which now ranks among the nation’s top ten logistics companies, offering full-service, nationwide rail and highway logistics brokerage services.
In light of the Company’s significant growth and the positioning of each business for success in the markets in which they operate, the Board has determined that a separation will best position the two companies to create enhanced long-term value for stockholders and continue to serve each company’s unique markets.

The Alexander & Baldwin Board believes that creating two public companies will achieve a number of benefits, including:

•
Enhanced Focus: Each company is now large enough to independently establish strategic priorities, growth strategies and financial objectives, and allocate capital in a manner that is best tailored to each business. Moreover, the Board and management of each company will be able to focus exclusively on the operation of its own business.

•
Sector-Specific Investors: Each company will appeal to a more focused shareholder base that is attracted to the particular business profile of that company and the specific industries in which it operates.

•	Separate Stock: Each company will have its own separate stock, which can be used to facilitate acquisition opportunities.

•	Greater Transparency: The proposed separation will allow for greater visibility into relative financial and operating performance.

•
Expanded Research Coverage: Each company expects to attract additional research coverage by industry-specific analysts, providing the public and investment community with more information and perspectives on the two companies.

Leadership

Upon completion of the transaction, A&B will be led by Stanley M. Kuriyama, who will serve as its Chairman and Chief Executive Officer. Christopher J. Benjamin, currently President of A&B Land Group, will serve as A&B’s President and Chief Operating Officer. Paul K. Ito, the Company’s Controller and Assistant Treasurer, will serve as A&B’s Chief Financial Officer.

Matson’s Chairman will be Walter A. Dods. Matthew J. Cox, currently President of Matson, will serve as its President and Chief Executive Officer, and Joel M. Wine, Alexander & Baldwin’s present Chief Financial Officer, will serve as Matson’s Chief Financial Officer upon completion of the transaction.

Each corporation will have its own independent board of directors, with industry-specific expertise. To further enhance the maritime expertise of the Board, the Company announced earlier today that retired four-star Admiral Thomas B. Fargo was appointed to the Alexander & Baldwin and Matson boards of directors. Admiral Fargo completed his military career as the Commander of the U.S. Pacific Command, the world’s largest fleet command. Fargo also brings with him extensive public company leadership experience having served on several boards of directors. A long-time resident of Hawaii, Fargo is active in the local community, serving on the Boards of Directors for the Japan-America Society of Hawaii, the Friends of Hawaii Charities, and Iolani School.

Profiles of Each Company

A&B

Headquartered in Honolulu, A&B will include A&B Properties, Inc., HC&S and related subsidiaries. For the twelve months ended September 30, 2011, the Company’s real estate and agribusiness segments reported revenues of $371 million and operating profit of $102 million, and had 1,000 employees. A&B is one of Hawaii’s premier land companies with extensive real property assets and a long track record of successful real estate development and investment. Its assets include 88,000 acres of land, primarily on Maui and Kauai, making it the fourth largest private landowner in the State, and a portfolio of 7.9 million square feet of retail, office and industrial properties in Hawaii and on the U.S. Mainland. A&B, which has been farming in Hawaii since 1870, is the State’s largest farmer with 36,000 acres in productive agriculture. A&B also plays a key role as a provider of renewable energy on Maui and Kauai, supplying approximately six percent of the power consumed on each island.

A&B’s strategic focus will continue to be on Hawaii. It will concentrate on leveraging its asset base, market knowledge and development expertise to create shareholder value through the entire spectrum of land stewardship and development, including: land planning, entitlement, permitting, development and sales, as well as acquiring and investing in real estate opportunities across all of Hawaii. With this strategic focus, A&B will be uniquely positioned as a leading publicly traded real estate company in Hawaii.

A&B will continue to generate value through the active management of its commercial real estate portfolio. While maintaining the commercial portfolio’s importance as a stable source of cash flow for development, A&B will seek to transition the portfolio to Hawaii properties over time. A&B also will pursue higher returns for its agricultural assets through continued improvement in productivity and renewable energy production, including biofuels.

“We are bullish on Hawaii’s long-term prospects and will continue to work with our communities to pursue responsible development that will benefit the residents of our State,” said Christopher J. Benjamin, A&B Land Group President. “We also remain committed to the Company’s roots—our agricultural operations—and are pleased with the stability we have recently achieved, and excited over the longer-term prospects of expanding our role as a major producer of renewable energy in the islands.”

Matson

Headquartered at Sand Island, Honolulu, Matson will consist of Matson Navigation Company, Inc. and Matson Logistics, Inc. For the twelve months ended September 30, 2011, the Company’s transportation and logistics segments reported revenues of $1.5 billion and operating profit of $104 million, and had 1,175 employees. Matson’s assets will include 17 Jones Act vessels; approximately 47,000 company-owned containers and equipment; dedicated terminal facilities in Hawaii; a top ten U.S. logistics company; and a 35 percent interest in SSA Terminals, one of the largest terminal operators on the U.S. West Coast.

Matson Navigation Company is a leading shipping company in the Pacific, with major market share in its core trade lanes of Hawaii and Guam. With five scheduled West Coast departures a week to Honolulu, and ten calls a week to the neighbor islands, Matson is an integral part of the supply chain for Hawaii’s businesses. Additionally, in China, Matson’s expedited service offers the fastest cargo availability times of all the container carriers from Shanghai to Long Beach, usually a three- to four-day time advantage compared to an average carrier.

As a non-asset-based, supply-chain business with a nation-wide network of transportation providers, Matson Logistics offers significant synergies with Matson Navigation Company, extending its reach as a stand-alone business. Matson Logistics’ capabilities encompass all modes of transportation, including domestic and international rail intermodal service, long-haul and regional highway brokerage, less-than-truckload, expedited/air freight services, and warehousing and distribution services.

“Matson is well positioned in the markets it currently serves, and we are excited about its growth prospects and future value creation opportunities as an independent company,” said Matthew J. Cox, Matson President. “Matson’s valuable assets, strong balance sheet, and premium brand and service model position us to seek expansion into other markets. We also are looking to expand to niche services in other Pacific Island trades, and to leverage our strategically located terminals and logistics capabilities to take advantage of the growing international trade and domestic movement of goods. We never lose sight, however, of the fact that Hawaii and Guam are our core markets, and we remain committed to providing our customers there with the highest quality, most reliable shipping service in the world.”

Financial and Transaction Details

Each company will be well capitalized, with strong balance sheets and credit profiles that will provide the financial flexibility necessary to pursue future growth opportunities. It is anticipated that approximately 40 percent of the Company’s existing debt will be allocated to A&B and approximately 60 percent to Matson.

It is expected that Matson will pay an attractive dividend at or above market averages, currently projected to be in the range of 50 to 70 cents per share annually. A&B is not initially expected to pay a dividend in order to maximize its investment in new, high-returning real estate opportunities. Until the separation is completed, the Company expects to maintain its regular quarterly dividend.

Upon completion of the transaction, each company is expected to be listed on the New York Stock Exchange.

The transaction is subject to customary conditions, including receipt of a favorable ruling from the Internal Revenue Service to ensure the tax-free status of the separation, receipt of a tax opinion from counsel, the filing and effectiveness of a registration statement with the Securities and Exchange Commission, execution of inter-company agreements, further due diligence as appropriate, and final approval by the Company’s Board of Directors. The separation also is subject to the completion of any necessary debt refinancing. While it is the Company’s intention to effect the separation, there can be no assurances regarding the final terms and structure of the separation or that it will be concluded.

Webcast

The Company will host a webcast on Friday, December 2, 2011, at 8:00 a.m. Eastern Standard Time, to discuss the separation plan. The webcast presentation will be followed by questions from investors invited to participate in the interactive portion of the discussion. Parties listening via the webcast will be in a “listen-only” mode.

Access to the webcast will be via a link called “Separation Plan Announcement” on the home page and the investor relations page of A&B’s corporate website at www.alexanderbaldwin.com. Presentation slides will be available for download from A&B’s website at 7:30 a.m. EST.
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Alexander & Baldwin, Inc. is headquartered in Honolulu, Hawaii and is engaged in ocean transportation and logistics services through its subsidiaries, Matson Navigation Company, Inc. and Matson Logistics, Inc.; in real estate through A&B Properties, Inc.; and in agribusiness through Hawaiian Commercial & Sugar Company. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.

Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement, including risks and uncertainties relating to (i) the timing and certainty of completion of the proposed separation, including unanticipated developments that delay or negatively impact the proposed separation, (ii) the realization of the expected benefits from the proposed separation, (iii) the ability of each business to operate as an independent entity, (iv) the conditions of the capital markets during the periods covered by the forward-looking statements, (v) disruptions to the Company's operations as a result of the separation, and (vi) the ability to retain key personnel. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify additional  important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.